UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2016

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12444 Powerscourt Drive, Suite 550
St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 18, 2016, Cass Information Systems, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting:

(a) Election of three directors to serve three-year terms ending in 2019, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Clermont	7,672,481	21,208	2,708,638
Lawrence A. Collett	7,530,455	163,235	2,708,638
James J. Lindemann	7,669,285	24,405	2,708,638

All director nominees were elected.

(b) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Abstentions
10,354,879	31,184	16,265

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2016 was ratified.

Item 8.01.	Other Matters.

On April 20, 2016, the Company issued a press release announcing that the Company’s board of directors declared a second quarter cash dividend of $0.22 per share, payable June 15, 2016 to shareholders of record on June 3, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cass Information Systems, Inc. dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2016

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman, President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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